UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	36-3972986 (I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of an executive transition to retirement, on July 10, 2017, Jack C. Leunig, age 64 and a named executive officer of Compass Minerals International, Inc. (the “Company”), notified the Company of his resignation from his position as Senior Vice President, Operations. Mr. Leunig is expected to remain at the Company as a Senior Advisor until his retirement on June 30, 2018.

In connection with this transition and consistent with the Company’s succession plan for Mr. Leunig, the Company is integrating its operations function and personnel into its salt and plant nutrition business units. Mr. Leunig, who joined the Company in 2008 and has served as Senior Vice President, Operations since 2013, will continue to oversee the completion of the Company’s ongoing capital projects and assist with the transition of the Company’s operations function and personnel.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.
Date: July 10, 2017	By:	/s/ James D. Standen
Name: James D. Standen
Title: Interim Chief Financial Officer and Treasurer